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                                                                  Exhibit 4.11
January 14, 2000


Hambrecht & Quist LLC
Robertson Stephens Inc.
U.S. Bancorp Piper Jaffray Inc.
Wit Capital Corporation
As Representatives of the
 Several Underwriters
c/o Hambrecht & Quist LLC
One Bush Street
San Francisco, California 94104


Ladies and Gentlemen:

The undersigned is a security holder of Intek Information, Inc. (the "Company") and wishes to facilitate the public offering (the "Offering") of Common Shares of the Company ("Common Stock") pursuant to a Registration Statement on Form S-1 (the "Registration Statement") to be transmitted for filing with the Securities and Exchange Commission.

In consideration of the foregoing, and in order to induce you to act as underwriters in the Offering, the undersigned hereby irrevocably agrees as a holder of the shares of the Company indicated below, and any other voting securities of the Company, that:

         It will vote, and consent in respect of, all its securities of the Company, (whether preferred stock or Common Stock, and whether at a meeting or by way of execution of a written consent) to amend the
         Company's:

         (I) Amended and Restated Certificate of Incorporation (without inclusion of underlining) to:

         amend the lead in sentence in Section 3.2.13 so it reads in its entirety as follows:

                  "In addition to any other terms defined herein, the following terms shall have the meanings indicated for purposes of this
                  Section 3.2, Section 3.3, Section 3.4, Section 3.5 and Section
                                                         -----------------------
                  3.6:"
                  -----

         and amend the definition of "Qualified IPO" in Section 3.2.13 so it reads in its entirety as follows:

                  "Qualified IPO" means a bona fide, firm commitment, underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, (i) resulting in at least $25,000,000 of net proceeds to the Corporation after deducting underwriting discounts and commissions and offering expenses, and (ii) reflecting a per share offering price for each share of Common Stock sold in such offerings of at least $2.50 per share
                                               ---------------------------
                  (subject to adjustment for stock splits and combinations,
                  ---------------------------------------------------------
                  recapitalizations and stock dividends of the Common Stock) if
                  -------------------------------------------------------------
                  the closing of the public offering occurs during the period
                  -----------------------------------------------------------
                  from January 13, 2000 through July 31, 2000, and thereafter of
                  -----------------------------------------------------------
                  at least $3.00 per share (subject to adjustment for stock splits and combinations, recapitalizations and stock dividends of the Common Stock).

Hambrecht & Quist LLC
Robertson Stephens Inc.
U.S. Bancorp Piper Jaffray Inc.
Wit Capital Corporation
January 14, 2000
Page 2

         (II) Amended and Restated Shareholders' and Voting Agreement dated November 19, 1999, (without inclusion of underlining) to amend the definition of "Qualified IPO" in Section 1 so it reads in its entirety as follows:

                  "Qualified IPO" means any underwritten public offering of Common Stock (pursuant to an effective registration statement filed under the Securities Act) (a) resulting in at least $25,000,000 of net proceeds to the Company and (b) reflecting a per share offering price for each share of Common Stock sold in such offering of no less than $2.50 (subject to adjustment
                                   --------------------------------------------
                  for stock splits and combinations, recapitalizations and stock
                  --------------------------------------------------------------
                  dividends of the Common Stock) if the closing of the public
                  -----------------------------------------------------------
                  offering occurs during the period from January 13, 2000
                  -------------------------------------------------------
                  through July 31, 2000, and thereafter no less than $3.00
                  -------------------------------------
                  (subject to adjustment for stock splits and combinations, recapitalizations and stock dividends of the Common Stock).

         The undersigned agrees to sign such consents and vote such shares as necessary to cause the amendments described above to be effective by January 20, 2000.

         The undersigned agrees each dollar amount specified above does not reflect the reverse stock splits that occurred on December 29, 1999 and on or about January 14, 2000, and that with the application of such splits the amount $2.50 would be $10.00.


The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

                                Very truly yours,

                                Holder of Majority of Common Stock:
                                ----------------------------------

                                /s/ Timothy C. O'Crowley
                                ------------------------
                                Timothy C. O'Crowley

                                Holder of Majority of Series A Preferred Stock:
                                ----------------------------------------------

                                Resource Bankshares Corporation

                                By: /s/ Melissa A. Mendenall
                                   -------------------------
                                Its: Senior Vice President
                                Date of Signing: January 14, 2000

Hambrecht & Quist LLC
Robertson Stephens Inc.
U.S. Bancorp Piper Jaffray Inc.
Wit Capital Corporation
January 14, 2000
Page 3


                              Holder of Majority of Series B Preferred and of
                              -----------------------------------------------
                              Series C Preferred Stock:
                              ------------------------

                              The Beacon Group III - Focus Value Fund, L.P.
                                   By: Beacon Focus Value Investors, LLC,
                                   its general partner
                              By: Focus Value GP, Inc., its member

                               By: /s/ Eric Wilkinson
                                  -------------------
                               Its: Managing Director
                               Date of Signing: January 14, 2000


                              Holder of Majority of Series D Preferred Stock:
                              ----------------------------------------------

                              Conning Capital Partners V, L.P.
                               By: Conning Investment Partners V, LLC, its
                                   General Partner
                               By: Conning & Company, its Member/Manager

                                By: /s/ Gregory L. Batton
                                   ----------------------
                                Its: Vice President
                                Date of Signing: January 14, 2000


                              Holders of Majority of Series E Preferred Stock:
                              -----------------------------------------------

                              U.S. Information Technology Financing, L.P.

                                By: /s/ Yasuki Matsumoto
                                   ----------------------
                                Its: ____________________________
                                Date of Signing:_________________


                              Encompass Group, Inc.

                                By: /s/ Yasuki Matsumoto
                                   ---------------------
                                Its: ____________________________
                                Date of Signing:_________________


                              Trans Cosmos USA, Inc.

                                By: /s/ Yasuki Matsumoto
                                   ---------------------
                                Its:____________________________
                                Date of Signing:_________________

Hambrecht & Quist LLC
Robertson Stephens Inc.
U.S. Bancorp Piper Jaffray Inc.
Wit Capital Corporation
January 14, 2000
Page 4



                         Holder of Majority of Series F Preferred Stock:
                         -----------------------------------------------

                              BVCF IV, L.P.

                              By: J.W. Puth Associates, LLC,
                                  its General Partner

                              By: Brinson Venture Management, LLC
                                  its Attorney in Fact

                              By: Brinson Partners, Inc.
                                  it Managing Member

                              By: /s/ Thomas D. Berman
                                  --------------------
                                  Thomas D. Berman
                                  Executive Director
                              Date of Signing: January 14, 2000